As filed with the Securities and Exchange Commission on December 16, 2011
Registration No. _________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	31-1359191 (I.R.S. Employer Identification No.)

420 Third Avenue
Gallipolis, OH 45631
(740) 446-2631

(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

With a copy to:

Jeffrey E. Smith	Cynthia A. Shafer
Ohio Valley Banc Corp.	Vorys, Sater, Seymour and Pease LLP
420 Third Avenue	Suite 2000, Atrium Two
Gallipolis, OH 45631	221 E. Fourth Street
(740) 446-2631	Cincinnati, OH 45202
(513) 723-4009

 (Name, address, including zip code, and telephone
number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment therein that shall become effective upon filing with the Commission pursuant to Rule 162(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

                                                               Large accelerated filer   ☐                                                             Accelerated filer  ☒
                                                               Non-accelerated filer   ☐                                                               Smaller reporting company  ☐

                                                                 (Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common shares, no par value	1,000,000 (1)	$18.51 (2)	$18,510,000 (2)	$2,121.25

(1)  Pursuant to 17 C.F.R. Section 230.416, this Registration Statement shall be deemed to cover additional shares to be offered or issued pursuant to the Ohio Valley Banc Corp. Dividend Reinvestment Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  Pursuant to 17 C.F.R. Section 230.457(c), because the offering price is not yet known, the proposed maximum offering price per share and the proposed maximum aggregate offering price solely for purposes of calculating the amount of the registration fee is based on the $18.51 average of the $18.52 high and the $18.50 low sales prices for Ohio Valley Banc Corp. common shares as reported on The NASDAQ Stock Market on December 12, 2011.

ii

PART I
INFORMATION REQUIRED IN PROSPECTUS

Prospectus

                                                                              Ohio Valley Banc Corp.
                                                                              P. O. Box 240
                                                                              Gallipolis, Ohio 45631
                                                                              1-800-468-6682

OHIO VALLEY BANC CORP.
AMENDED AND RESTATED
DIVIDEND REINVESTMENT PLAN
AS OF JANUARY 1, 2012

1,000,000 Common Shares, no par value

Ohio Valley Banc Corp. (the "Company") is offering existing record shareholders and participants in the Ohio Valley Banc Corp. Employee Stock Ownership Plan (the "ESOP") the opportunity to participate in our Amended and Restated Dividend Reinvestment Plan (the "Plan").  The Plan is designed to be a convenient and economical method of purchasing common shares of the Company.

If you are an existing holder of our common shares or a participant in the ESOP, you may elect to have all or a portion of your cash dividends automatically invested in additional common shares without payment of any brokerage commission or service charge.  You may also elect to purchase common shares with optional cash payments of $100 to $3,000 per month without payment of any brokerage commission or service charge.  Shares will be purchased on the open market or in negotiated transactions at the market price as of the investment date or from the Company at a market price determined by as set forth in the Plan.  On December 13, 2011, the closing sale price of our common shares on The NASDAQ Stock Market, LLC ("NASDAQ") was $18.27 per share.

Our common shares are listed on NASDAQ under the symbol "OVBC."

Investments in our common shares involve risks.  Before purchasing any of our common shares, you should read carefully the information set forth under the heading "Risk Factors" beginning on page 5, as well as the risk factors described in our Securities and Exchange Commission ("SEC") filings, including our Annual Report on Form 10-K.

The common shares offered by this prospectus are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other government agency and are subject to investment risk, including loss of principal.

None of the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2011.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3

SUMMARY	3

RISK FACTORS	5

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS	6

USE OF PROCEEDS	8

THE PLAN	9

FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN	18

PLAN OF DISTRIBUTION	20

LEGAL MATTERS	20

EXPERTS	20

WHERE YOU CAN FIND MORE INFORMATION	21

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	21

INDEMNIFICATION OF DIRECTORS AND OFFICERS	22

ABOUT THIS PROSPECTUS

This prospectus contains a summary of the Plan.  Please read it carefully and then keep this prospectus with your permanent investment records as it contains important information about the Plan.  The summary of the Plan is qualified by reference to the full text of the Plan, which is an exhibit to the Registration Statement.

You should rely only on the information contained in, incorporated by reference in, or deemed to be incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different or additional information about the Plan.  If anyone provides you with different or additional information, you should not rely on it.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus is accurate as of any date other than the date of that document.  Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change to the information set forth in this prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus since the date of this prospectus or such other document.

SUMMARY

The following is a summary of the Prospectus.  More detail is provided immediately after the Summary.  You are urged to read the Prospectus in its entirety.  Unless the context otherwise indicates, references in this prospectus to "we," "us," "our," "the Company" or "OVBC" refer to Ohio Valley Banc Corp., an Ohio corporation.

Purpose of the Plan	The purpose of the Plan is to provide a convenient and economical method for our shareholders to purchase our common shares using dividends paid on our shares and additional optional investments.

Sources of the shares purchased	Shares may be purchased directly from us or in open market or negotiated transactions.

Administration of the Plan
The Plan will be administered by IST Shareholder Services (the "Administrator").  The Administrator will purchase shares in the open market, in negotiated transactions or directly from the Company when we choose to make shares available from treasury or authorized but unissued shares.

How you may invest
You may invest all or any portion of the dividends on your shares.  You may also invest a minimum of $100 and a maximum of $3,000 each quarter through supplemental cash payments to the Plan.  You may change your investment choices at any time by submitting a form to the Plan Administrator.  If you are an employee, supplemental payments can be made through payroll deduction.  If you are an ESOP participant, you may designate dividends paid on shares allocated to your ESOP account for reinvestment under the Plan.

When you may invest
Dividends will be invested in our shares or provided to the Administrator for investment in the open market or in negotiated transactions on the dividend payment date.  Supplemental payments must be delivered to the Administrator no later than the last day of the month for investment commencing on the dividend payment date or, for months in which no dividend is paid, on the tenth day of the following month.  If you make a supplemental payment but wish to withdraw it before it is invested, you will need to provide written notice to the Administrator at least 48 hours before the investment date.

Investment dates
Investments will be made on or shortly after each dividend payment date, which normally has occurred each February, May, August and November.  Supplemental payments may also be invested in months in which dividends are not paid.  Any dividends or supplemental payments not invested within 30 days after such funds are received by the Administrator will be returned to the shareholder.

Price paid for the shares
If the shares are purchased in the open market or in negotiated transactions, the price will be the weighted average price paid for all of the shares purchased by the Administrator for all participants in the Plan for a particular investment date.  The price for shares purchased from the Company will be determined based on the average closing bid and ask prices on the five business days preceding the share purchase date.  Brokerage commissions or fees, if any, charged in connection with the purchase of shares will be paid by the Company.

Expenses
The Company will pay all brokerage fees and costs associated with the purchase of shares under the Plan.  If you request that the Plan sell any shares held in the Plan, you must pay the brokerage commissions and applicable stock transfer taxes.

No interest paid	No interest will be paid on dividends or supplemental payments pending investment or return of the dividends or supplemental payment amounts.

Registration and voting
Shares held in the Plan will be held in the name of the Administrator unless a participant requests that a certificate be issued to the participant.  All shares held in the Plan will be voted as the participant directs.

Withdrawal	You may change the amount you invest or withdraw from the Plan at any time by informing the Administrator in writing in accordance with the requirements set forth in the Plan.

Risks
There are risks in investing in our shares through the Plan.  You should carefully review the description of risk factors beginning on page 5 of this prospectus as well as the description of risks contained in our other SEC filings referenced in that section of this prospectus.

Tax Consequences
Dividends paid on our shares and reinvested through the Plan will be taxed in the same manner as dividends not reinvested through the Plan.  For further discussion of tax consequences, see "FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN."

Offering
This prospectus is part of a registration statement under which we have registered 1,000,000 shares that may be issued under the Plan.  We may authorize and register additional shares to be issued under the Plan as needed.  The proceeds from the sale of any shares to the Plan from the Company may be used to increase our capital or that of our subsidiaries, for growth and better positioning us for business opportunities, and for general corporate purposes of the Company and our subsidiaries.

RISK FACTORS

Investing in our shares involves significant risks.  Before purchasing any of our shares, you should consider:

•	the risks described under the heading "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K;

•
any risks described under the heading "Item 1A.  Risk Factors" in Part II of any of our Quarterly Reports on Form 10-Q filed with the SEC after our most recent Annual Report on Form 10-K was filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC; and

•	the following risks:

You are subject to the risk of fluctuations in the market price of our shares because you will not have the ability to control the prices or timing of purchases of shares under the Plan.

The prices at which our shares trade in the open market fluctuates significantly.  Because you do not have the ability to control the timing of purchases made under the Plan or the prices paid for the shares, you bear the market risk associated with the fluctuations in the price of our shares.  The effect of Plan purchases on the quantity of our shares trading in the open market may cause the market price to rise before investment dates and fall after investment dates.

The issuance of additional shares under the Plan could dilute the value of your shares and your voting power.

The issuance of additional shares, or even just the possibility of additional shares being issued, could negatively affect the per share market price of our shares.  In addition, the issuance of additional shares could dilute your percentage ownership interest and voting power.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations and the value of your investment in our shares.  The trading price of our shares could decline due to any of these risks, and you may lose all or part of your investment.

In addition to reviewing the risk factors referenced above, you should carefully consider the cautionary statements referred to under the heading "Cautionary Notice Regarding Forward Looking Statements."

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Forward-looking statements reflect our expectations, estimates or projections concerning future results or events.  These statements are generally identified by the use of forward-looking words or phrases such as "believe," "strategy," "expect," "anticipate," "may," "could," "intend," "appear," "intent," "belief," "estimate," "plan," "foresee," "likely," "will," "should" or other similar words or phrases.  Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by the forward-looking statements.  We cannot assure you that any of our expectations, estimates or projections will be achieved and you should not place undue reliance on forward-looking statements.

The risk factors incorporated by reference above under the heading "RISK FACTORS" could affect future results, causing our results to differ materially from those expressed in our forward-looking statements.  The forward-looking statements included or incorporated by reference in this prospectus are only made as of the date of this prospectus or the respective document incorporated by reference herein, as applicable, and we do not assume any obligation to publicly update any forward-looking statements made by us.  See the information under the heading "WHERE YOU CAN FIND MORE INFORMATION."

Numerous factors could cause our actual operating results or financial condition to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	Difficult conditions in the financial markets may adversely affect our business and results of operations.

•	Federal and state governments could adopt laws responsive to the current credit conditions that would adversely affect our ability to collect on loans.

•	FDIC insurance premiums may increase materially.

•	Changes in interest rates could have a material adverse effect on our financial condition and results of operations.

•	Changes in economic and political conditions could adversely affect our earnings, as our borrowers' ability to repay loans and the value of the collateral securing our loans decline.

•	Recent developments in the residential mortgage and related markets and the economy may adversely affect our business.

•	We operate in an extremely competitive market, and our business will suffer if we are unable to compete effectively.

•	Unfavorable local economic conditions could significantly affect our profitability.

•	Our small to medium-sized business target market may have fewer financial resources to weather a downturn in the economy.

•	If our actual loan losses exceed our allowance for loan losses, our net income will decrease.

•	We depend upon the accuracy and completeness of information about customers and counterparties, which might be misleading.

•	Our earnings are significantly affected by the fiscal and monetary policies of the U.S. Government and its agencies, sometimes adversely.

•	Legislative or regulatory changes or actions, or significant litigation, could adversely impact us or the businesses in which we are engaged.

•	If we foreclose on collateral property and own the underlying real estate, we may be subject to the increased costs associated with the ownership of real property, resulting in reduced revenues.

•	Environmental liability associated with commercial lending could have a material adverse effect on our business, financial condition and results of operations.

•	Our business strategy includes growth plans. Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

•	Our ability to pay cash dividends is limited, and we may be unable to pay cash dividends in the future even if we would like to do so.

•	The loss of key members of our senior management team could adversely affect our business.

•	Loss of key employees may disrupt relationships with certain customers.

•	Consumers may decide not to use banks to complete their financial transactions.

•
Management's accounting policies and methods are the basis of how we report our financial condition and results of operations, and these policies may require management to make estimates about matters that are inherently uncertain.

•	A limited trading market exists for our shares, which could lead to price volatility.

•	Unauthorized disclosure of sensitive or confidential client or customer information, whether through a breach of our computer systems or otherwise, could severely harm our business.

•	Our organizational documents may have the effect of discouraging a third party from acquiring us by means of a tender offer, proxy contest or otherwise.

The list of factors above is illustrative, but by no means exhaustive.  Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results and financial condition, and the factors we have identified could affect us to a greater extent than we currently anticipate.  All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.  All subsequent written and oral forward-looking statements concerning the matters addressed in this prospectus and attributable to us or any person acting on our behalf are qualified by these cautionary statements.

USE OF PROCEEDS

Shares acquired by the Administrator in open market or negotiated transactions will provide no cash proceeds to the Company.  All shares purchased from the Company will provide cash proceeds to the Company.  We currently intend to use the net proceeds we receive from the sale of the securities to further bolster our capital ratios, support our growth and better position us for strategic business opportunities.  We may also use the proceeds for general corporate purposes and may contribute some portion of the proceeds in the form of capital to our subsidiaries, including The Ohio Valley Bank Company (the "Bank"), which may use any such amounts for general corporate purposes, including the origination of loans and the purchase of investment securities, making capital expenditures, funding general and administrative expenses and any other purpose that we may specify in any prospectus supplement.  We have not yet determined the amount of net proceeds to be used specifically for any of the purposes set forth above.

THE PLAN

The Purpose of the Plan

1.           What is the purpose of the Plan?

The primary  purpose  of the Plan is to provide record holders  of our shares  and participants  in the Ohio Valley Banc Corp. Employee Stock Ownership Plan (the "ESOP") with a convenient and economical method of purchasing shares.  The Plan offers record shareholders and participants in the ESOP a systematic method of investing their cash dividends in shares without the payment of any brokerage commission, service charge or other expense.  The Plan also permits shareholders of record and participants in the ESOP who become participants in the Plan to make voluntary cash payments of $100 or more (up to a maximum of $3,000 for each three-month period ending on January 31, April 30, July 31 or October 31) for investment in shares.

Shares to be purchased under the Plan may be issued by the Company from its treasury shares or authorized but unissued shares or may be purchased for participants in the open market.  The use of treasury or authorized but unissued shares will provide the Company with additional funds for general corporate purposes.  The Company will receive no proceeds from purchases by the Plan of shares in the open market or negotiated transactions.

The Plan is designed for long-term investors to invest and build their share ownership over time and not for persons to generate short-term profits or to engage in transactions that may cause aberrations in the price or trading volume of our shares.  We therefore reserve the right to refuse, modify, suspend or terminate participation by otherwise eligible shareholders who engage in, or who we believe may engage in, practices we consider to be inconsistent with the purposes of the Plan.

2.           What are the advantages to the participant?

A participant in the Plan who authorizes reinvestment of dividends will have the cash dividends, or any designated percentage of the cash dividends, on the shares held in his or her name or for his or her account under the ESOP and all of the cash dividends on the shares in the Plan automatically reinvested in shares at market price.  Participants in the Plan will not incur any brokerage commissions, service charges or fees in connection with purchases of shares under the Plan.

The Plan permits fractions of a share, as well as full shares, to be credited to the accounts of participants in the Plan.  In addition, cash dividends paid on whole shares, and any fraction of a share, credited to a participant's account are reinvested in the same manner.

Participants in the Plan will have the opportunity to make supplemental cash payments to the Plan, up to a maximum of $3,000 for each three-month investment period, to be invested in shares in the same manner as reinvested dividends.

Participants can avoid the inconvenience, risk and expense of safekeeping certificates for the shares credited to their accounts under the Plan.  Statements of account are furnished to participants at least quarterly to provide simplified recordkeeping.

Administration of the Plan

3.           Who administers the Plan?

Illinois Stock Transfer Company (the "Administrator") will administer the Plan for participants, keep records, send statements of account to participants and perform other clerical and ministerial duties relating to the Plan.  Shares purchased under the Plan will be registered in the name of the Administrator or its nominee and credited to participants' accounts under the Plan.  The Administrator will also execute purchases and sales of shares on behalf of the Plan and its participants from the Company or from persons other than the Company.

It is anticipated that most of the shares purchased pursuant to the Plan will be purchased by the Administrator in the open market.  We will not exercise any control or influence over the times when, or prices at which, the Administrator may purchase shares for the Plan, the number of shares to be purchased, the persons from or through whom shares are purchased, or the manner in which the shares are purchased.  All purchases made during months in which the Company does not pay dividends will be made in the open market or in negotiated transactions.  The Company may, however, choose to make available shares from treasury or authorized but unissued shares for purchases made by the Administrator with dividends and supplemental payments delivered to the Administrator for investment with dividends.

All communications to the Administrator regarding the Plan should be addressed to:

IST Shareholder Services
209 West Jackson Boulevard, Suite 903
Chicago, IL 60606
Phone:  312-427-2953
800-757-5755
Fax:  312-427-2879
Hours:  8:30 AM to 6:00 PM Eastern Time
www.ilstk.com

Participation

4.           Who is eligible to participate?

Generally, all record holders of shares of the Company (shareholders who own our shares in their own names) and participants in the ESOP are eligible to participate in the Plan.  We reserve the right to deny participation in the Plan to any shareholder who resides in a jurisdiction having laws or regulations that impose conditions upon the Plan that are unacceptable to us, or who fails to provide documentation acceptable to us of his or her state or country (if other than the United States) of residence.  You will be required to certify as to your state or country of residence on the authorization form required for enrollment in the Plan (the "Authorization Form") and agree to notify the Administrator if such state or country of residence changes.  Upon receipt of the Authorization Form, the Administrator will notify you if the Plan is not available where you reside.

Participants in the ESOP will have the option to have all, or any lesser percentage, of the cash dividends allocated to the shares held in their ESOP accounts during a calendar year reinvested in shares through the Plan in January or February of the following year.  The percentage of dividends reinvested shall be as specified on the Authorization Form.

If your shares are registered in the name of a bank, broker or nominee and you wish to participate in the Plan, unless you are a participant in the ESOP, you must become a shareholder of record by having shares transferred into your name.

5.           How do I enroll in the Plan?

You may enroll in the Plan at any time by completing and signing the appropriate Authorization Form and returning it to the Administrator.

You have the option under the Plan to reinvest automatically all, or any lesser percentage, of the cash dividends on shares registered in your name.  You should specify the percentage of participation desired on the Authorization Form.  Once you have selected the percentage of cash dividends to be reinvested, you will remain enrolled without further action and that percentage will remain in effect until you change the election in writing, withdraw from the Plan or become ineligible due to a move to a location where the Plan is not available.  Therefore, any increase or decrease in the number of shares registered in your name will result in an increase or decrease in the amount of dividends reinvested under the Plan, unless the election is changed accordingly.  All dividends on shares held in the Plan will be reinvested, in addition to the dividends on the percentage of shares registered in your name that you have designated for reinvestment.

6.           When can I enroll?

Our board of directors chooses from time to time record dates for determining the holders of shares entitled to receive dividends declared on shares.  Record dates are customarily in the months of January, April, July and October of each year.  If your Authorization Form is received by the Administrator before or on a dividend record date, the reinvestment of dividends will commence with the payment of that dividend.  If an Authorization Form is received by the Administrator after a dividend record date, the reinvestment of dividends will not start until payment of the next dividend.  Dividend record dates will vary from time to time, and may be chosen in months other than January, April, July and October.  You can minimize the possibility of missing a desired entry date by delivering an Authorization Form to the Administrator before the first day of a January, April, July or October in which you desire to commence participation.

We do not guarantee that dividends will be paid in the future or when dividends will be paid.

Dividends received by the ESOP and allocated to the accounts of ESOP participants during the preceding calendar year may be distributed to ESOP participants the following January or February.  Each ESOP participant must designate before the first dividend of each year, before a deadline designated by the ESOP administrator, whether the participant wants dividends for the next year retained in the ESOP, paid to the participant or reinvested through the Plan.

7.           How do I change my election?

If you elect to have dividends paid out of the ESOP, whether paid to you or reinvested through the Plan, such election can be changed between payment to you or investment through the Plan up until 48 hours before reinvestment through the Plan.  If you elect payment to you or reinvestment through the Plan, you will not be permitted to change the election in order to have the dividends retained in the ESOP.  Similarly, if you elect to have the dividends to be paid during a calendar year retained in the ESOP, you may not later change that election in order to have the dividends paid to you or reinvested through the Plan.  If you wish to have any or all of the year's dividends invested under the Plan, you must submit an Authorization Form to the Administrator prior to the first dividend record date of the year in which the dividends to be reinvested under the Plan are paid.

You may, except with respect to shares held in the ESOP, change your elections at any time as to the percentage of dividends from shares registered in your name that you wish to have reinvested under the Plan.  To do so, you must complete and return to the Administrator a form designated by the Administrator.  Changes will become effective at the next dividend record date.  If you do not wish to have invested 100% of the dividends on shares you hold in the Plan, you will need to withdraw shares from the Plan and have them registered in your name, either in certificate form or in direct registration (book entry) form.

8.           How do I make supplemental investments?

You may invest in shares under the Plan by making supplemental cash payments.  The minimum such supplemental payment is $100, and your supplemental payments may not exceed $3,000 per investment period (any three-month period ending January 31, April 30, July 31 or October 31).

You may make an initial supplemental payment by enclosing a check or money order with your Authorization Form when enrolling.  Thereafter, supplemental payments may be made by forwarding a check or money order to the Administrator together with a payment form which will accompany each statement of account.  All checks and money orders for supplemental payments should be made payable to the Administrator.  You have no obligation to make supplemental payments if you participate in the Plan, and you may cease or resume making supplemental payments at any time.

Supplemental payments must be received by the Administrator no later than the last day of the month for investment beginning on the tenth day of the following month, or, if the tenth day of the month is not a business day, on the next business day after the tenth of the month.  In months in which a dividend is paid (normally February, May, August and November), investment of supplemental payments will be made on or after the dividend payment date, generally approximately the tenth day of the month, along with the reinvestment of cash dividends.  If a supplemental payment is received after the last day of a month and before the regularly scheduled investment date in the month in which the supplemental payment is received, such supplemental payment will be held by the Administrator and invested after the regularly scheduled investment date promptly after sufficient supplemental payments are accumulated to direct the investment of at least 100 shares.  If a supplemental payment is received after the regularly scheduled investment date and before the end of the month, generally such payment will be held and invested on the regularly scheduled investment date in the next month.  If, however, a supplemental payment is received after the regularly schedule investment date and more than 30 days before the next regularly scheduled investment date, the Administrator may invest the payment before the end of the month if all such supplemental payments received after the regular investment date and more than 30 days before the next regularly scheduled investment date are sufficient to purchase at least 100 shares. Shares purchased with supplemental payments will be held, and the dividends from such shares will be reinvested, in the same manner as all other shares purchased through the Plan.

No interest will be paid on supplemental payments pending investment.

Any supplemental payment will be refunded if the Administrator receives a written request for a refund no later than 48 hours prior to the date on which the supplemental payment would otherwise begin to be invested.

9.           If I am an employee of the Company or one of its subsidiaries, may I make supplemental investments through payroll deductions?

Yes, employees of the Company and its subsidiaries may make supplemental payments to their accounts under the Plan of not less than $20 per pay period by means of payroll deductions.  To initiate payroll deductions, you must complete a Payroll Deduction Authorization Form and return it to the Human Resources Department at the Bank.  Forms will be processed and become effective as promptly as practical.

Once you have begun payroll deductions, the funds represented by such payroll deductions will be forwarded by the Human Resources Department for investment as supplemental payments under the Plan at such time as at least $100 in payroll deductions have been accumulated for you.

An employee may increase, decrease or cease his or her payroll deductions at any time by giving written notice to the Human Resources Department at the Bank and by completing a new Payroll Deduction Authorization Form indicating the changes.

No interest will be paid on payroll deductions pending investment.

10.           Are there any costs to me for participating in the Plan?

We will pay most costs of administering the Plan.  You will incur no brokerage commissions, service charges or fees in connection with your purchases.  If you request that the shares credited to your account under the Plan be sold in the open market, you will be required to pay all applicable brokerage commissions with respect to any shares sold.  Such commissions will change from time to time.  You may obtain current brokerage commission information from the Administrator.

Purchases of Shares

11.           When will dividends and supplemental payments be invested?

For months in which a dividend is paid, we may make shares available for purchase under the Plan from our treasury shares or our authorized but unissued shares.  We may in our discretion make available all or any portion of the shares needed to satisfy the Plan’s needs for shares or we may make such shares available only to the extent that the Administrator informs us that it is unable to purchase in a timely manner sufficient shares in the open market at a price that the Administrator deems to be fair market value.

In months in which no dividend is paid, all purchases will be made on the open market or in negotiated transactions.  Purchases will be made beginning on the tenth day of the month or, if the tenth day of the month is not a business day, on the next business day after the tenth day of the month.

On each dividend payment date, we will pay to the Administrator all dividends and all supplemental payments received by the last day of the month before the dividend payment date in respect of participants' shares.  The Administrator will then use these funds to purchase shares as promptly as practicable.  If a supplemental payment is received after the last day of a month and before the regularly scheduled investment date in the month in which the supplemental payment is received, such supplemental payment will be held by the Administrator and invested after the regularly scheduled investment date promptly after sufficient supplemental payments are accumulated to direct the investment of at least 100 shares.  If a supplemental payment is received after the regularly scheduled investment date and before the end of the month, generally such payment will be held and invested on the regularly scheduled investment date in the next month.  If, however, a supplemental payment is received after the regularly scheduled investment date and more than 30 days before the next regularly scheduled investment date, the Administrator may invest the payment before the end of the month if all such supplemental payments received after the regular investment date and more than 30 days before the next regularly scheduled investment date are sufficient to purchase at least 100 shares.

If shares are not purchased within 30 days of the receipt of a supplemental payment, the Administrator will mail to the participant a check in the amount of any such unapplied supplemental payments, without interest.  You are encouraged, therefore, to make supplemental payments as close as possible to the end of the month.

If at any time the Administrator is unable to purchase shares in the open market or in negotiated transactions (by reason of the unavailability of shares to purchase, the operation of applicable laws, the closing of the securities markets or any other temporary curtailment or suspension of open market purchases), neither of the Company or the Administrator shall have any liability to any participant arising out of the inability to make purchases at such time.  If the Administrator is able to purchase shares but not a sufficient number to invest all dividends and supplemental payments, priority will be given to the investment of dividends.  Other than such priority for dividends, amounts will be invested pro rata.

12.           At what price will shares be purchased under the Plan?

If any shares are purchased by the Administrator on the open market or in negotiated transactions for a particular dividend payment date, the purchase price for such shares will be the weighted average price per share of all shares purchased for the Plan in the open market or by negotiated transactions for the relevant dividend payment date.  The purchase price of the shares acquired directly from the Company will be determined by averaging the closing bid and ask prices of our shares as reported on NASDAQ for a period of five business days.  The calculation period will begin five business days before the purchase date and end the day before the purchase date.

13.           How will the number of shares purchased for me be determined?

Shares purchased with reinvested dividends and supplemental payments will be allocated by the Administrator among the accounts of all participants in the Plan.  The number of shares that will be allocated to your account following any purchase date will depend on the amount of your dividends and supplemental payments (if any) available for investment on such date and the purchase price of the shares.  Each participant's account will be credited with the number of shares (including any fractional share computed up to a maximum of five decimal places) that results from dividing the total funds to be invested for the participant by the applicable purchase price.  If the Administrator is able to purchase shares but not a sufficient number to invest all dividends and supplemental investments, priority will be given to the investment of dividends.  Other than such priority for dividends, amounts will be invested pro rata.

Sales and Transfers of Shares Held in the Plan

14.           How do I sell shares held in the Plan?

A participant may request in writing that any or all whole shares credited to his or her account in the Plan be sold in the open market.  All participants on the account must sign the request.  Upon receipt of the written request of a participant, the Administrator will cause to be sold in the open market the number of whole shares designated for sale in the written request.  A participant who instructs the Administrator to cause his or her shares to be sold in the open market will pay any related brokerage commissions and administrative fees, which will be deducted from the proceeds of the sale.  Cash payments for fractional shares will be paid to the participant by the Administrator only upon withdrawal from the Plan.  See "Withdrawal from the Plan."

15.           May I transfer shares I own in the Plan to someone else?

You are permitted to change the ownership of all or part of your shares held under the Plan.  If you wish to change the ownership of all or part of your shares held under the Plan through gift, private sale or otherwise, you may effect the transfer by mailing a properly completed and executed transfer of stock form to the Administrator.  Transfers of less than all of your shares must be made in whole share amounts.  You may not transfer a fraction of a share unless you transfer your entire account under the Plan.  Requests for transfer are subject to the same requirements as for the transfer of share certificates, including the requirement of a signature guarantee by an eligible guarantor institution.  You may obtain transfer of stock forms from the Administrator.

Shares you transfer to another person will continue to be held under the Plan.  The Administrator will open an account in the name of the transferee, if he or she is not already a participant in the Plan.  The transferee will automatically be enrolled in the Plan.  If the transferee is not already a participant in the Plan, all dividends on shares transferred to the transferee's account under the Plan will be reinvested under the terms of the Plan.

The Administrator will provide to the transferee a statement showing the number of shares transferred to, and held in, his or her account under the Plan.

16.           What happens if I sell or transfer all shares I own in the Plan?

If you sell or transfer all shares registered in your name (those for which you hold certificates), dividends on the shares credited to your account under the Plan will continue to be reinvested, until you notify the Administrator in writing that you wish to withdraw from the Plan.  However, if you hold less than one full share in the Plan, your participation in the Plan will be automatically terminated and the Administrator will make a cash payment to you for the remaining fractional share.  The payment price will be calculated as described in "Withdrawal from the Plan."

Reports to Participants and Certificates

17.           Will I receive reports of my holdings and transactions under the Plan?

Yes.  Each quarter, the Administrator will mail to you a statement showing the amount invested (from dividends and from supplemental payments), the purchase price, the number of shares purchased, and other similar information for the year to date.  These statements are your record of the costs of the purchases of shares made for your account under the Plan and should be retained for income tax purposes.  In addition, if you effect any other transactions in your account, you will receive a statement reporting such activity.  You will receive all communications sent to our shareholders, including our quarterly and annual reports to shareholders, notices of meetings of shareholders, proxy statements and Internal Revenue Service information for reporting dividend income.

18.           Can I receive stock certificates for shares credited to my account?

Yes.  The number of shares credited to your account under the Plan will be shown on your statements.  The shares purchased under the Plan for you will be registered in the name of the Administrator or its nominee.  This custodial service will help protect you against the risk of loss, theft or destruction of the share certificates.

If you submit a written request to the Administrator, we will issue certificates for any number of whole shares credited to your account under the Plan.  Any remaining whole shares and fractions of a share will continue to be credited to your account.  Certificates for fractional shares will not be issued under any circumstances.  You will receive a cash payment in lieu of any fractional share credited to your account under the Plan in the event of withdrawal from, or our termination of, the Plan.

Dividends paid on shares represented by such certificates will continue to be reinvested in accordance with the Plan unless you direct the Administrator to withdraw those shares from the Plan.

You may not pledge shares credited to your account under the Plan.  If you wish to pledge shares credited to your account, you must request that a certificate for such shares be issued in your name.

19.           May I deposit shares registered in my name to be held by the Administrator under the Plan?

Yes, you may deposit shares presently registered in your name into the Plan.  Depositing shares with the Plan will enable you to receive one statement showing your total ownership of the Company's shares and eliminate any expense or inconvenience related to safekeeping your shares in certificate form.  In order to deposit shares with the Plan, you must deliver the certificate with a written request for the Administrator to deposit the shares in the Plan.  You may only deposit into the Plan, though, shares as to which you want 100% of the dividends reinvested.

Withdrawal from the Plan

20.           How may I withdraw from the Plan?

You may withdraw from the Plan at any time by notifying the Administrator in writing that you wish to withdraw from participation.  A notice of withdrawal received by the Administrator between a dividend record date and a dividend payment date will be effective after the investment of that dividend.  The Administrator will send to you all certificates or cash payments described below within 30 days from the receipt of such notice of withdrawal by the Administrator.

Upon your withdrawal from the Plan, or upon our termination of the Plan, we will deliver to you a certificate for the total number of whole shares credited to your account under the Plan.  You will receive cash payment for any fraction of a share.  Cash payments for fractional shares will be based on the current market price.  If shares are sold in connection with your withdrawal from the Plan, the current market price will be the price received from the sale of the whole shares.  If no shares are sold in connection with your withdrawal, the current market price will be the average of the closing bid and ask prices for shares of the Company on NASDAQ at the close of the business day on which a written withdrawal request is received by the Administrator.  No brokerage commissions will be deducted from cash payments to be made with respect to fractional shares.  Upon withdrawal from the Plan, you may request that all shares, both whole and fractional, credited to your account in the Plan be sold in the open market.

21.           May I rejoin the Plan after I have withdrawn from it?

Generally, you may rejoin the Plan at any time upon the filing of a new Authorization Form.  However, we reserve the right to reject any Authorization Form on the grounds of excessive joining and termination or past insufficient funds activity.  This reservation is intended to minimize administrative expense and to encourage use of the Plan as a long-term investment service.

Other Matters

22.           What happens if we declare a stock dividend or split?

Any stock dividends or stock splits (including fractional shares) we distribute on shares credited to your account under the Plan will be added to that account.  Stock dividends or splits distributed on shares held by you outside of the Plan will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.  In the event we make available to our shareholders rights to subscribe to additional shares, debentures or other securities, the full shares held for you under the Plan will be added to your other shares in calculating the number of rights to be offered to you.

23.           How will my shares held in the Plan be voted?

Any shares held in the Plan for you will be voted as you direct.  For each meeting of shareholders, we will provide to you a proxy card which will enable you to vote all the shares registered in your name and all shares credited to your account under the Plan (including fractions of a share calculated to five decimal places) as of the record date for the meeting.  If you sign and return a proxy card but do not provide instruction on how your shares should be voted, the shares will be voted as management indicates on the card.  If you do not return the proxy card of instruction form, or if you return it unsigned, none of your shares to which the proxy pertains will be voted unless you attend the meeting and vote in person.

24.           What happens in the event of my death?

In the event of death, your account under the Plan will continue and dividends will continue to be reinvested until the Administrator receives instructions from a duly authorized representative of your estate.

25.           May the plan be modified or terminated?

Yes.  We reserve the right to interpret, modify, suspend or terminate the Plan at any time.  All participants will receive notice of any such action.  Any such modification, suspension or termination will not affect any previously executed transactions.  We also reserve the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan as then in effect) as we deem desirable or appropriate for the administration of the Plan.

Upon termination of the Plan, you will receive a certificate for all whole shares, and a cash payment for any fraction of a share, credited to your account under the Plan as of the date of termination.  The cash payment will be based on the market price of the shares on the termination date.  You will also receive any uninvested supplemental payments.  All transactions in connection with the Plan will be governed by the laws of the State of Ohio.

26.           What is the responsibility of the Company, the Administrator and the Bank?

None of the Company, the Administrator or the Bank, in administering the Plan, will be liable to participants for any act performed in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of the failure to terminate a participant's account under the Plan upon such participant's death before the Administrator's actual receipt of a notice in writing of such death from a person authorized to give such notice and (b) with respect to the prices at which shares are purchased or sold for a participant's account and the times when such purchases or sales are made.

FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

The following is  a brief  summary of certain federal  income tax consequences,  applicable as of the date of this Prospectus, of  participation in the Plan.  The information in this summary is based upon the Internal Revenue Code of 1986, as amended, regulations of the U.S. Department of Treasury promulgated thereunder, current administrative interpretations and practices of the IRS and court decisions, all as of the date of this prospectus.  Future legislation, Treasury Department regulations, administrative interpretations and practices or court decisions could significantly change the current law or adversely affect existing interpretations of current law.  Any change could apply retroactively to transactions preceding the date of the change. This summary is for general information purposes only and does not constitute tax advice. This summary also does not address state, local or foreign income or other tax laws or the tax consequences to types of persons subject to special treatment under the federal tax laws (for example, partnerships or tax-exempt organizations) or Participants residing outside of the United States.

In general, Participants in the Plan will have the same federal income tax consequences with respect to dividends as shareholders not participating in the Plan. A Participant generally will be treated for federal income tax purposes as having received, on each dividend payment date, a distribution equal to the full amount of the cash dividends payable on both the shares registered in  the Participant's own name and  the shares held through  the Plan. In addition, the amount  of  brokerage commissions the  Company  pays on a Participant's behalf will be treated as a distribution to the Participant which is subject to federal income tax in the same manner as dividends. The sum of these amounts will be the Participant's tax basis in these shares.

Each employee who purchases shares through payroll deductions will recognize the same amount of compensation and other income for federal income tax purposes as such employee would have recognized had he or she not purchased shares through payroll deductions. Generally, an employee's payroll deductions will be made on an "after-tax" basis.

A Participant's holding period for shares purchased under the Plan generally will begin on the date following the date on which the shares are credited to the Participant's Plan account. Each Participant who makes a supplemental investment under the Plan will not be treated for federal income tax purposes as having received income by virtue of the purchase of the shares with the supplemental investment. A Participant's supplemental investment will be made on an "after- tax" basis; therefore, the amount of any such investment will not be deducted or excluded from the Participant's compensation or other income otherwise paid by the Company. The Participant's cost basis in any shares purchased with supplemental investments will be the cost of the shares, including any brokerage commissions paid by the Company on the Participant's behalf.

Each statement of account under the Plan will show the price per share to the Participant of shares purchased with reinvested dividends and supplemental investments. That price, which will include the brokerage commissions paid by the Company on behalf of the Participant on Plan purchases of shares, is the federal income tax cost basis to the Participant of shares acquired under the Plan. The statement of account will also show the date on which shares purchased under the Plan were credited to the Participant's account.

Information forms (Forms 1099-DIV) will be mailed to Plan Participants each year and will set forth the taxable dividends and brokerage commissions reportable for federal income tax purposes. These dividends and brokerage commissions must be reported on the Participant's federal income tax return.

Reinvested dividends are not subject to U.S. backup withholding unless (a) a Participant fails to give the Participant's social security or tax identification number to the Company, (b) the IRS notifies the Company that the Participant is subject to tax withholding or (c) the Participant fails to certify, under penalties of perjury, that the Participant is not subject to backup withholding if such certification is required. If a Participant is a shareholder whose dividends are subject to tax withholding, the Company will apply toward the purchase of shares under the Plan an amount equal to the dividends being reinvested less the amount of tax required to be withheld. The Participant's statement of account under the Plan will indicate the amount of tax withheld.

A Participant will not recognize any taxable income upon receipt of a certificate for whole shares credited to the Participant's account under the Plan, whether upon request for such a certificate, upon the Participant's termination of an account under the Plan or upon termination of the Plan. However, a Participant may recognize a gain or loss upon receipt of a cash payment for shares credited to a Plan account when the account is terminated by the Participant, when shares credited to the account are sold or exchanged or when the Plan is terminated. The amount of any such gain or loss will be the difference between the amount received for the shares and the Participant's tax basis in the shares and generally will be treated as a capital gain or loss, if the Participant held such shares as a capital asset.

You should consult your personal tax advisor with specific reference to your tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of dividends and purchases of shares under the Plan, your cost basis and holding period for shares acquired under the Plan, and the character, amount and tax treatment of any gain or loss realized on the disposition of shares.  Unless a participant elects a different method, the Administrator will report the cost basis of shares purchased under the Plan after January 1, 2011 using the first-in, first out method.  This means that when a participant elects to sell or dispose of shares acquired under the Plan on or after January 1, 2011, the amount of gain or loss will be calculated using the tax basis of the oldest shares acquired by the participant on or after January 1, 2011.  A participant may be able to elect that the cost basis of shares acquired under the dividend reinvestment plan after January 1, 2011 be determined using a different method.  The participant should consult with the participant’s personal tax advisors for more information on whether and how to elect a different method of determining the cost basis of shares acquired under the Plan after January 1, 2011.

PLAN OF DISTRIBUTION

Except to the extent that the Administrator purchases shares in open market or negotiated transactions, the shares acquired under the Plan will be sold directly by us through the Plan.  We will pay most costs of administering the Plan.  See Question 10 for a discussion of commissions, service charges and fees.

Subject to the availability of shares registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends.  Our shares may not be available under the Plan in all jurisdictions.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL MATTERS

The legality of the securities offered hereby has been passed upon for us by the law firm of Vorys, Sater Seymour and Pease LLP, 52 E. Gay Street, Columbus, Ohio 43215.

EXPERTS

The audited consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as stated in its reports thereon, which are incorporated herein by reference. Such consolidated financial statements are incorporated in reliance upon the reports of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other documents with the SEC.  You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549.  You should call 1-800SEC-0330 for more information on the operation of the Public Reference Room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov.  The SEC's Internet site contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC.  The registration statement contains more information than this prospectus regarding us and our shares, including certain exhibits and schedules.  You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet site.

Our Internet address is www.ovbc.com.  We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC.  The information on our Internet website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus information contained in other documents that we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  Any information we incorporate in this manner is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information.

Except as noted below, we incorporate by reference the following documents that we have filed with the SEC and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011, and September 30, 2011;

•	Current Reports on Form 8-K filed on April 22, 2011; April 25, 2011; May 13, 2011; June 21, 2011; July 22, 2011; July 26, 2011; October 18, 2011; and October 28, 2011; and

•	The description of our common shares contained in the Current Report on Form 8-K filed on December 16, 2011.

We will provide any of the above documents (including any exhibits that are specifically incorporated by reference into such documents) to each person, including any beneficial owner, to whom a prospectus is delivered.  You may request these documents at no cost. Written or telephone requests should be directed to:

Ohio Valley Banc Corp.
420 Third Avenue
Gallipolis, Ohio 45631
Attn: Larry E. Miller, II, Secretary
Phone: (740) 446-2631, ext. 286

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article FIVE of the Company's Regulations authorizes the Company to indemnify any officer or director who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that the person is or was an officer, director, employee or agent of the Company.  The Company may indemnify any such officer or director for expenses, judgments and fines incurred and amounts paid in settlement by that person only if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or had no reasonable cause to believe his conduct was unlawful in a criminal action.

Indemnification can only be provided (1) by the majority vote of a quorum of directors of the Company who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (2) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by disinterested, independent legal counsel, or (3) by a majority vote of a quorum of shareholders of the Company, or (4) by the Court of Common Pleas of Gallia County, Ohio, or, if the Company is a party thereto, the court in which such action, suit or proceeding was brought.

The Company has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

Division (E) of Section 1701.13 of the Ohio Revised Code also provides for the authority of the Company to indemnify a director, officer, employee or agent of the Company.  The statutory provision is very similar, but not identical, to the language contained in Article FIVE of the Regulations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other expenses of Issuance and Distribution
SEC registration fee	$2,121
Legal fees and expenses*	$32,000
Accounting fees and expenses*	$3,000
Printing and mailing costs*	$5,000

Total	$42,121

  *  Estimated pursuant to instruction to Rule 511 of Regulation S-K.

Item 15.                      Indemnification of Directors and Officers

(a)           Ohio General Corporation Law

Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

(E)(1)  A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)           A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a)           Any  claim, issue, or  matter as  to  which such person  is  adjudged  to be liable for  negligence or misconduct  in  the  performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b)           Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3)           To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4)           Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(l) or (2) of this section.  Such determination shall be made as follows:

(a)           By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b)           If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c)           By the shareholders;

(d)           By the court of  common  pleas or the court in which the action,  suit, or proceeding  referred  to  in  division (E)(1) or (2) of this section was brought.
Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i)           Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii)           Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b)           Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6)           The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to  the benefit of the heirs, executors, and administrators of such a person.

(7)           A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.  Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8)           The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section.  Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9)           As used in division (E) of this section, references to "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

Article Five of the Code of Regulations of the Registrant, as amended, governs the indemnification of officers and directors of the Registrant.  Article Five provides:

Section 5.01.
Mandatory Indemnification.  The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.  A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

Section 5.02.         Court-Approved Indemnification.  Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

(A)
the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Gallia County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

B.	the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

Section 5.03.
Indemnification for Expenses.  Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

Section 5.04.
Determination Required.  Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01.  Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Gallia County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01.  Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Gallia County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

Section 5.05.
Advances for Expenses.  Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

(A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

(B)  if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Gallia County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

Section 5.06.
Article Five Not Exclusive.  The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 5.07.
Insurance.  The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Section 5.08.	Certain Definitions. For purposes of this Article Five, and as examples and not by way of limitation:

(A)
A person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him, and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or her or otherwise results in a vindication of him); and

(B)
References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article Five.

Section 5.09.
Venue.  Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Gallia County, Ohio.  The corporation and (by claiming or accepting such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Gallia County, Ohio in any such action, suit or proceeding.

The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 16.                                Exhibits

4.1	Amended Articles of Incorporation of Ohio Valley (reflects amendments through April 7, 1999)

4.2	Code of Regulations of Ohio Valley

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Vorys, Sater, Seymour and Pease LLP

24.1	Powers of Attorney

Item 17.                                Undertakings

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)        If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)       If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Gallipolis, State of Ohio, on December 16, 2011.

OHIO VALLEY BANC CORP.

By:	/s/ Jeffrey E. Smith
Jeffrey E. Smith
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey E. Smith	Chairman, Chief Executive Officer and Director	December 16, 2011
Jeffrey E. Smith	(Principal Executive Officer)

/s/ Thomas E. Wiseman	President, Chief Operating Officer and Director	December 16, 2011
Thomas E. Wiseman

/s/ Scott W. Shockey Scott W. Shockey	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 16, 2011

/s/ Anna P. Barnitz * Anna P. Barnitz	Director	December 16, 2011

/s/ Steven B. Chapman * Steven B. Chapman	Director	December 16, 2011

/s/ Harold A. Howe * Harold A. Howe	Director	December 16, 2011

/s/ Brent A. Saunders * Brent A. Saunders	Director	December 16, 2011

/s/ David W. Thomas * David W. Thomas	Director	December 16, 2011

/s/ Roger D. Williams * Roger D. Williams	Director	December 16, 2011

/s/ Lannes C. Williamson * Lannes C. Williamson	Director	December 16, 2011

*  /s/ Jeffrey E. Smith
    Jeffrey E. Smith
    as attorney-in-fact

INDEX TO EXHIBITS
Exhibit No.	Description	Location

4.1	Amended Articles of Incorporation of Ohio Valley (reflects amendments through April 7, 1999)
[For SEC reporting compliance only – not filed with the Ohio Secretary of State].  Incorporated herein by reference to Exhibit 3(a) to Ohio Valley's Annual Report on Form 10-K for fiscal year ended December 31, 2007 (SEC File No. 0-20914)

4.2	Code of Regulations of Ohio Valley	Incorporated herein by reference to Exhibit 3(b) to Ohio Valley's quarterly report on Form 10-Q for the quarter ended June 30, 2010 (SEC File No. 0-20914)
5.1	Opinion of Vorys, Sater, Seymour and Pease LLP	Filed herewith

23.1	Consent of Crowe Horwath LLP	Filed herewith

23.2	Consent of Vorys, Sater, Seymour and Pease LLP	Included in Exhibit 5.1

24	Powers of Attorney	Filed herewith